                              Banc One Leasing Corporation   Tel 800 334-5422
                              PO Box 711085
                              Columbus OH 43271 1085




    [LOGO]
December 18, 1997


Mannatech, Incorporated
Attn:     Cindy Bodine
600 South Royal Lane, Ste 200
Coppell, TX 75019

Dear Ms. Bodine:

We are pleased to confirm that Banc One Leasing Corporation (LESSOR) has committed to a Lease Line of Credit not to exceed $1,500,000.00 to Mannatech, Incorporated (LESSEE) for the type(s) of equipment as set forth below:

                    Various Equipment

This Commitment will expire December 15, 1998, subject to the following conditions:

     1.   The amount advanced shall not exceed the amount committed.

     2. In LESSOR'S sole judgement, there shall not have been a material adverse change in the financial condition or business of LESSEE or any guarantor.

     3. There shall not have been a change in the Internal Revenue Code of 1986 or any regulation thereunder, which in LESSOR'S sole judgement would adversely affect the economics to LESSOR of the transaction.

     4. Execution of a personal guaranty by Charles E. Fioretti and Samuel L. Caster.

If the Lease Line of Credit covered by this Commitment is not funded by December 15, 1998, this Commitment shall expire.

The details of the particular Equipment Schedules funded under this Lease Line of Credit may vary, as LESSOR may deem necessary in its sole judgement, on such items as:

     1.   Term of transaction.

     2.   Rental rate factor.

     3.   Documentation required.

Mannatech, Incorporated
December 18, 1997
Page 2



A Commitment Fee of $15,000.00 is due with the return of this letter. This fee will be applied to the first rental payment(s) when due.

If the Lease Agreement is executed and closed, the Commitment Fee will apply to the first rental payment(s) due. If the Commitment is not used, LESSOR will not be obligated to return the Commitment Fee.
As it becomes necessary for LESSOR to make progress payments and/or advance payments to equipment suppliers, these advances will be evidenced by an interim funding schedule and other relevant documents which are attached. There will be a documentation fee for each interim funding schedule of $375.00, plus a fee of $25.00 for each disbursement of funds.

This Commitment is subject to the terms and conditions outlined herein, contained in each Equipment Schedule, and in the Master Lease Agreement. By execution of this letter and the enclosed Master Lease, you will be agreeing to these terms. If this Commitment Letter is not received within 15 days of the above date, this Commitment is withdrawn.

On behalf of Banc One Leasing Corporation, please accept my thanks for the opportunity to be of service. Should you have any questions, please contact Zane Burgess at (817)884-4815.

Yours Truly,



/s/ Mary C. Heubach
Mary C. Heubach
Quality Analyst

MCH/mas



Acknowledged and agreed this 23rd day of December, 1997.


Mannatech, Incorporated
LESSEE


By:  Patrick Cobb
    ----------------------

Title:       CFO
      --------------------

                                MASTER LEASE AGREEMENT

[LOGO]

This MASTER LEASE AGREEMENT is made, entered and dated as of December 23, 1997 by and between:

LESSOR:                             LESSEE:

BANC ONE LEASING CORPORATION        MANNATECH, INCORPORATED
111  Polaris Parkway, Suite A-3     600 SOUTH ROYAL LANE, STE 200
Columbus, Ohio 43240                COPPELL, TX  75019


1. LEASE OF EQUIPMENT: Lessor leases to Lessee, and Lessee leases from Lessor, all the property described in the Lease Schedules which are signed from time to time by Lessor and Lessee.

2. CERTAIN DEFINITIONS: "Schedule" means each Lease Schedule signed by Lessee and Lessor which incorporates the terms of this Master Lease Agreement, together with all exhibits, riders, attachments and addenda thereto. "Equipment" means the property described in each Schedule, together with all Attachments, additions, accessions, parts, repairs, improvements, replacements and substitutions thereto. "Lease", "herein", "hereunder", "hereof" and similar words mean this Master Lease Agreement and all Schedules, together with all exhibits, riders, attachments and addenda to any of the foregoing, as the same may from time to time be amended, modified or supplemented. "Prime Rate" means the prime rate of interest announced from time to time as the prime rate by Bank One, Columbus, NA; provided, that the parties acknowledge that the Prime Rate is not intended to be the lowest rate of interest charged by said bank in connection with extensions of credit. "Lien" means any security interest, lien, mortgage, pledge, encumbrance, judgment, execution, attachment, warrant, writ, levy, other judicial process or claim of any nature whatsoever by or of any person. "Fair Market Value" means the amount which would be paid for an item of Equipment by an informed and willing buyer (other than a used equipment or scrap dealer) and an informed and willing seller neither under a compulsion to buy or sell. "Lessor's Cost" means the invoiced price of any item of Equipment plus any other cost to Lessor of acquiring an item of Equipment. All terms defined in the Lease are equally applicable to both the singular and plural form of such terms.

3. LEASE TERM AND RENT: The term of the lease of the Equipment described in each Schedule ("Lease Term") commences on the date stated in the Schedule and continues for the term stated therein. As rent for the Equipment described in each Schedule, Lessee shall pay Lessor the rent payments and all other amounts stated in such Schedule, payable on the dates specified therein. All payments due under the Lease shall be made in United States dollars at Lessor's office stated in the opening paragraph or as otherwise directed by Lessor in writing.

4. ORDERING, DELIVERY, REMOVAL AND INSPECTION OF EQUIPMENT: If an event of default occurs or if for any reason Lessee does not accept, or revokes its acceptance of, equipment covered by a purchase order or purchase contract or if any commitment or agreement of Lessor to lease equipment to Lessee expires, terminates or is otherwise canceled, then automatically upon notice from Lessor, any purchase order or purchase contract and all obligations hereunder shall be assigned to Lessee and Lessee shall pay and perform all obligations thereunder. Lessee agrees to pay, defend, indemnify and hold Lessor harmless from any liabilities, obligations, claims, costs and expenses (including reasonable attorney fees and expenses) of whatever kind imposed on or asserted against Lessor in any way related to any purchase orders or purchase contracts. Lessee shall make all arrangements for, and Lessee shall pay all costs of, transportation, delivery, installation and testing of Equipment. The Equipment shall be delivered to Lessee's premises stated in the applicable Schedule
and shall not be removed without Lessor's prior written consent.   Lessor has
the right upon reasonable notice to Lessee to inspect the Equipment wherever located. Lessor may enter upon any premises where Equipment is located and remove it immediately, without notice or liability to Lessee, upon the expiration or other termination of the Lease Term.

5. MAINTENANCE AND USE: Lessee agrees it will, at its sole expense: (a) repair and maintain the Equipment in good condition and working order and supply and install all replacement parts or other devices when required to so maintain the Equipment or when required by applicable law or regulation, which parts or devices shall automatically become part of the Equipment; (b) use and operate the Equipment in a careful manner in the normal course of its business and only for the purposes for which it was designed in accordance with the manufacturer's warranty requirements, and comply with all laws and regulations relating to the Equipment, and obtain all permits or licenses necessary to install, use or operate the Equipment; and (c) make no alterations, additions, subtractions, upgrades or improvements to the Equipment without Lessor's prior written consent, but any such alterations, additions, upgrades or improvements shall automatically become part of the Equipment. The Equipment will not be used or located outside of the United States.

6. NET LEASE; NO EARLY TERMINATION: The Lease is a net lease. Lessee's obligation to pay all rent and all other amounts payable under the Lease is absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any character including, without limitation,
(a) any setoff, claim, counterclaim, defense or reduction which Lessee may have at any time against Lessor or any other party for any reason, or (b) any defect in the condition, design or operation of, any lack of fitness for use of, any damage to or loss of, or any lack of maintenance or service for any of the Equipment. Each Schedule is a noncancelable lease of the Equipment described therein and Lessee's obligation to pay rent and perform all other obligations thereunder and under the Lease are not subject to cancellation or termination by Lessee for any reason.

7. NO WARRANTIES BY LESSOR: LESSOR LEASES THE EQUIPMENT AS-IS, WHERE-IS, AND WITH ALL FAULTS. LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY KIND AS TO THE EQUIPMENT INCLUDING, WITHOUT LIMITATION: ITS MERCHANTABILITY; ITS FITNESS FOR ANY PARTICULAR PURPOSE; ITS DESIGN, CONDITION, QUALITY, CAPACITY, DURABILITY, CAPABILITY, SUITABILITY OR WORKMANSHIP; ITS NON-INTERFERENCE WITH OR NON-INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT; OR ITS COMPLIANCE WITH ANY LAW, RULE, SPECIFICATION, PURCHASE ORDER OR CONTRACT PERTAINING THERETO. Lessor hereby assigns to Lessee the benefit of any assignabLe manufacturer's or supplier's warranties, but Lessor, at Lessee's written request, will cooperate with Lessee in pursuing any remedies Lessee may have under such warranties. Any action taken with regard to warranty claims against any manufacturer or supplier by Lessee will be at Lessee's sole expense. LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND AS TO THE FINANCIAL CONDITION OR FINANCIAL STATEMENTS OF ANY PARTY OR AS TO THE TAX OR ACCOUNTING TREATMENT OR CONSEQUENCES OF THE LEASE, THE EQUIPMENT OR THE RENTAL PAYMENTS.

8. INSURANCE: Lessee at its sole expense shall at all times keep each item of Equipment insured against all risks of loss or damage from every cause whatsoever for an amount not less than the greater of the full replacement value or the Lessor's Cost of such item of Equipment. Lessee at its sole expense shall at all times carry public liability and property damage insurance in amounts satisfactory to Lessor protecting Lessee and Lessor from liabilities for injuries to persons and damage to property of others relating in any way to the Equipment. All insurers shall be reasonably satisfactory to Lessor. Lessee shall deliver to Lessor satisfactory evidence of such coverage. Proceeds of any insurance covering damage or loss of the Equipment shall be payable to Lessor as loss payee and shall, at Lessor's option, be applied toward (a) the replacement, restoration or repair of the Equipment, or (b) payment of the obligations of Lessee under the Lease. Proceeds of any public liability or property insurance shall be payable first to Lessor as additional insured to the extent of its liability, then to Lessee. If an event of default occurs and is continuing, or if Lessee fails to make timely payments due under Section 9 hereof, then Lessee automatically appoints Lessor as Lessee's attorney-in-fact with full power and authority in the place of Lessee and in the name of Lessee or Lessor to make claim for, receive payment of, and sign and endorse all documents, checks or drafts for loss or damage under any such policy. Each insurance policy will require that the insurer give Lessor at least 30 days prior written notice of any cancellation of such policy and will require that Lessor's interests remain insured regardless of any act, error, omission, neglect or misrepresentation of Lessee. The insurance maintained by Lessee shall be primary without any right of contribution from insurance which may be maintained by Lessor.

9. LOSS AND DAMAGE: (a) Lessee bears the entire risk of loss, theft, damage or destruction of Equipment in whole or in part from any reason whatsoever ("Casualty Loss"). No Casualty Loss to Equipment shall relieve Lessee from the obligation to pay rent or from any other obligation under the Lease.

9. LOSS AND DAMAGE (continued): In the event of Casualty Loss to any item of Equipment, Lessee shall immediately notify Lessor of the same and Lessee shall, if so directed by Lessor, immediately repair the same. If Lessor determines that any item of Equipment has suffered a Casualty Loss beyond repair ("Lost Equipment"), then Lessee, at the option of Lessor, shall: (i) Immediately replace the Lost Equipment with similar equipment in good repair, condition and working order free and clear of any Liens and deliver to Lessor a bill of sale covering the replacement equipment, in which event such replacement equipment shall automatically be Equipment under the Lease; or (2) On the rent payment date which is at least 30 but no more than 60 days after the date of the Casualty Loss, pay to Lessor all amounts then due and payable by Lessee under the Lease for the Lost Equipment plus the Stipulated Loss Value for such Lost Equipment as of the date of the Casualty Loss. Upon payment by Lessee of all amounts due under the above clause (2), the lease of the Lost Equipment will terminate and Lessor shall transfer to Lessee all of Lessor's right, title and interest in such Equipment on an "as-is, where-is" basis with all faults, without recourse and without representation or warranty of any kind, express or implied.

     (b) "Stipulated Loss Value" of any item of Equipment during its Lease Term equals the present value discounted in arrears to the applicable date at the applicable SLV Discount Rate of (1) the remaining rents and all other amounts [including, without limitation, any balloon payment and, as to a terminal rental adjustment clause ("TRAC") lease, the TRAC value stated in the Schedule, and any other payments required to be paid by Lessee at the end of the applicable Lease Term] payable under the Lease for such item on and after such date to the end of the applicable Lease Term and (2) an amount equal to the Economic Value of the Equipment. For any item of Equipment, "Economic Value" means the Fair Market Value of the Equipment at the end of the applicable Lease Term as originally anticipated by Lessor at the Commencement Date. of the applicable Schedule; provided, that Lessee agrees that such value shall be determined by the books of Lessor as of the Commencement Date of the applicable Schedule. After the payment of all rent due under the applicable Schedule and the expiration of the Lease Term of any item of Equipment, the Stipulated Loss Value of such item equals the Economic Value of such item. Stipulated Loss Value shall also include any Taxes payable by Lessor in connection with its receipt thereof. For any item of Equipment, "SLV Discount Rate" means an interest rate equal to the Prime Rate in effect on the Commencement Date of the Schedule for such item minus two percentage points.

10. TAX BENEFITS INDEMNITY. (a) The Lease has been entered into on the basis that Lessor shall be entitled to such deductions, credits and other tax benefits as are provided by federal, state and local income tax law to an owner of the Equipment (the "Tax Benefits") including, without limitation: (1) modified accelerated cost recovery deductions on each item of Equipment under Section 168 of the Code (as defined below) in an amount determined commencing with the taxable year in which the Commencement Date of the applicable Schedule occurs, using the maximum allowable depreciation method available under Section 168 of the Code, using a recovery period (as defined in Section 168 of the Code) reasonably determined by Lessor, and using an initial adjusted basis which is equal to the Lessor's Cost of such item; (2) amortization of the expenses paid by Lessor in connection with the Lease on a straight-line basis over the term of the applicable Schedule; and (3) Lessor's federal taxable income will be subject to the maximum rate on corporations in effect under the Code as of the Commencement Date of the applicable Schedule.

     (b) If on any one or more occasions (1) Lessor shall lose, shall not have or shall lose the right to claim all or any part of the Tax Benefits, (2) there shall be reduced, disallowed, recalculated or recaptured all or any part of the Tax Benefits, or (3) all or any part of the Tax Benefits is reduced by a change in law or regulation (each of the events described in subparagraphs 1, 2 or 3 of this paragraph (b) will be referred to as a "Tax Loss"), then, upon 30 days written notice by Lessor to Lessee that a Tax Loss has occurred, Lessee shall pay Lessor an amount which, in the reasonable opinion of Lessor and after the deduction of all taxes required to be paid by Lessor with respect to the receipt of such amount, will provide Lessor with the same after-tax net economic yield which was originally anticipated by Lessor as of the Commencement Date of the applicable Schedule.

     (c) A Tax Loss shall occur upon the earliest of: (1) the happening of any event (such as disposition or change in use of an item of Equipment) which may cause such Tax Loss; (2) Lessor's payment to the applicable taxing authority of the tax increase resulting from such Tax Loss; or (3) the adjustment of Lessor's tax return to reflect such Tax Loss.

     (d) Lessor shall not be entitled to payment under this section for any Tax Loss caused solely by one or more of the following events: (1) a disqualifying sale or disposition of an item of Equipment by Lessor prior to any default by Lessee; (2) Lessor's failure to timely or properly claim the Tax Benefits in Lessor's tax return; (3) a disqualifying change in the nature of Lessor's business or liquidation thereof; (4) a foreclosure by any person holding through Lessor a security interest on an item of Equipment which foreclosure results solely from an act of Lessor; or (5) Lessor's failure to have sufficient taxable income or tax liability to utilize the Tax Benefits.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended. For the purposes of this section 10, the term "Lessor" shall include any affiliate group (within the meaning of section 1504 of the Code) of which Lessor is a member for any year in which a consolidated income tax return is filed for such affiliated group. Lessee's obligations under this section shall survive the expiration, cancellation or termination of the Lease.

11. GENERAL TAX INDEMNITY: Lessee will pay, and will defend, indemnify and hold Lessor harmless on an after-tax basis from, any and all Taxes (as defined below) and related audit and contest expenses on or relating to (a) any of the Equipment, (b) the Lease, (a) purchase. acceptance, ownership, lease, possession, use, operation, transportation, return or other disposition of any of the Equipment, and (d) rentals or earnings relating to any of the Equipment or the Lease. "Taxes" means present and future taxes or other governmental charges that are not based on the net income of Lessor, whether they are assessed to or payable by Lessee or Lessor, including, without limitation (i) sales, use, excise, licensing, registration, titling, franchise, business and occupation, gross receipts, stamp and personal property taxes, (ii) levies, imposts, duties, assessments, charges and withholdings, (iii) penalties, fines, and additions to tax and (iv) interest on any of the foregoing. Unless Lessor elects otherwise, Lessor will prepare and file all reports and returns relating to any Taxes and will pay all Taxes to the appropriate taxing authority. Lessee will reimburse Lessor for all such payments promptly on request. On or after any applicable assessment/levy/lien date for any personal property Taxes relating to any Equipment, Lessee agrees that upon Lessor's request Lessee shall pay to Lessor the personal property Taxes which Lessor reasonably anticipates will be due, assessed, levied or otherwise imposed on any Equipment during its Lease Term. If Lessor elects in writing, Lessee will itself prepare and file all such reports and returns, pay all such Taxes directly to the taxing authority, and send Lessor evidence thereof. Lessee's obligations under this section shall survive the expiration, cancellation or termination of the Lease.

12. GENERAL INDEMNITY: Lessee assumes all risk and liability for, and shall defend, indemnify and keep Lessor harmless on an after-tax basis from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses, including reasonable attorney fees and expenses, of whatsoever kind and nature imposed on, incurred by or asserted against Lessor, in any way relating to or arising out of the manufacture, purchase, acceptance, rejection, ownership, possession, use, selection, delivery, lease, operation, condition, sale, return or other disposition of the Equipment or any part thereof (including, without limitation, any claim for latent or other defects, whether or not discoverable by Lessee or any other person, any claim for negligence, tort or strict liability, any claim under any environmental protection or hazardous waste law and any claim for patent, trademark or copyright infringement). Lessee will not indemnify Lessor under this section for loss or liability arising from events which occur after the Equipment has been returned to Lessor or for loss or liability caused directly and solely by the gross negligence or willful misconduct of Lessor. In this section, "Lessor" also includes any director, officer, employee, agent, successor or assign of Lessor. Lessee's obligations under this section shall survive the expiration, cancellation or termination of the Lease.

13. PERSONAL PROPERTY: Lessee represents and agrees that the Equipment is, and shall at all times remain, separately identifiable personal property. Upon Lessor's request, Lessee shall furnish Lessor a landlord's and/or mortgagee's waiver and consent to remove all Equipment. Lessor may display notice of its interest in the Equipment by any reasonable identification. Lessee shall not alter or deface any such indicia of Lessor's interest.

14. DEFAULT: Each of the following events shall constitute an event of default under the Lease: (a) Lessee fails to pay any rent or other amount due under the Lease within ten days of its due date; or (b) Lessee fails to perform or observe any of its obligations in Sections 8, 18, or 22 hereof; or (a) Lessee fails to perform or observe any of its other obligations in the Lease for more than 30 days after Lessor notifies Lessee of such failure; or (d) Lessee or any Lessee affiliate defaults in the payment, performance or observance of any obligation under any loan, credit agreement or other lease in which Lessor or any subsidiary (direct or indirect) of Banc One Corporation (which is Lessor's ultimate parent corporation) is the creditor or lessor; or (e) any statement, representation or warranty made by Lessee in the Lease, in any Schedule or in any document, certificate or financial statement in connection with the Lease proves at any time to have been untrue or misleading in any material respect as of the time when made; or (f) Lessee becomes insolvent or bankrupt, or Lessee admits its inability to pay its debts as they mature, or Lessee makes an assignment for the benefit of creditors, or Lessee applies for, institutes or consents to the appointment of a receiver, trustee or similar official for Lessee or any substantial part of its property or any such official is appointed without Lessee's consent, or Lessee applies for, institutes or consents to any bankruptcy, insolvency, reorganization, debt moratorium, liquidation, or similar proceeding relating to Lessee or any substantial part of its property under the laws of any jurisdiction or any such proceeding is instituted against Lessee without stay or dismissal for more than 30 days, or Lessee commences any act amounting to a business failure or a winding up of its affairs, or Lessee ceases to do business as a going concern; or (g) with respect to any guaranty, letter of credit, pledge agreement, security agreement, mortgage, deed of trust, debt subordination agreement or other credit enhancement or credit support agreement (whether now existing of hereafter arising) signed or issued by any party in connection with all or any part of Lessee's obligations under the Lease, the party signing or issuing any such agreement defaults in its obligations thereunder or any such agreement shall cease to be in full force and effect or shall be declared to be null, void, invalid or unenforceable by the party signing or issuing it; or (h) there shall occur in Lessor's reasonable opinion any material adverse change in the financial condition, business or operations of Lessee.

14. DEFAULT (continued): As used in this section 14, the term "Lessee" also includes any guarantor (whether now existing or hereafter arising) of all or any part of Lessee's obligations under the Lease and/or any issuer of a letter of credit (whether now existing or hereafter arising) relating to all or any part of Lessee's obligations under the Lease, and the term "Lease" also includes any guaranty or letter of credit (whether now existing or hereafter arising) relating to all or any part of Lessee's obligations under the Lease.

15. REMEDIES. If any event of default exists, Lessor may exercise in any order one or more of the remedies described in the lettered subparagraphs of this Section, and Lessee shall perform its obligations imposed thereby:

      (a) Lessor may require Lessee to return any or all Equipment as provided in the Lease.

      (b) Lessor or its agent may repossess any or all Equipment wherever found, may enter the premises where the Equipment is located and disconnect, render unusable and remove it, and may use such premises without charge to store or show the Equipment for sale.

      (c) Lessor may sell any or all Equipment at public or private sale, with or without advertisement or publication, may re-lease or otherwise dispose of it or may use, hold or keep it.

      (d) Lessor may require Lessee to pay to Lessor on a date specified by Lessor, with respect to any or all Equipment (i) all accrued and unpaid rent, late charges and other amounts due under the Lease on or before such date, plus (ii) as liquidated damages for loss of a bargain and not as a penalty, and in lieu of any further payments of rent, the Stipulated Loss Value of the Equipment on such date, plus (iii) interest at the Overdue Rate on the total of the foregoing ("Overdue Rate" means an interest rate per annum equal to the higher of 18% or 2% over the Prime Rate, but not to exceed the highest rate permitted by applicable law). The parties acknowledge that the foregoing money damage calculation reasonably reflects Lessor's anticipated loss with respect to the Equipment and the related Lease resulting from the event of default. If an event of default under section 14 (f) of this Master Lease Agreement exists, then Lessee will be automatically liable to pay Lessor the foregoing amounts as of the next rent payment date unless Lessor otherwise elects in writing.

      (e) Lessee shall pay all costs, expenses and damages incurred by Lessor because of the event of default or its actions under this section, including, without limitation any collection agency and/or attorney fees and expenses, any costs related to the repossession, safekeeping, storage, repair, reconditioning or disposition of the Equipment and any incidental and consequential damages.

      (f) Lessor may terminate the Lease and/or any or all Schedules, may sue to enforce Lessee's performance of its obligations under the Lease and/or may exercise any other right or remedy then available to Lessor at law or in equity.

     Lessor is not required to take any legal process or give Lessee any notice before exercising any of the above remedies. None of the above remedies is exclusive, but each is cumulative and in addition to any other remedy available to Lessor. Lessor's exercise of one or more remedies shall not preclude its exercise of any other remedy. No action taken by Lessor shall release Lessee from any of its obligations to Lessor. No delay or failure on the part of Lessor to exercise any right hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise of any right preclude any other exercise thereof or the exercise of any other right. After any default, Lessor's acceptance of any payment by Lessee under the Lease shall not constitute a waiver by Lessor of such default, regardless of Lessor's knowledge or lack of knowledge at the time of such payment, and shall not constitute a reinstatement of the Lease if the Lease has been declared in default by Lessor, unless Lessor has agreed in writing to reinstate the Lease and to waive the default.

     If Lessor actually repossesses any Equipment, then it will use commercially reasonable efforts under the then current circumstances to attempt to mitigate its damages; provided that Lessor shall not be required to sell, re-lease or otherwise dispose of any Equipment prior to Lessor enforcing any of the remedies described above. Lessor may sell or re-lease the Equipment in any manner it chooses, free and clear of any claims or rights of Lessee and without any duty to account to Lessee with respect thereto except as provided below. If Lessor actually sells or re-leases the Equipment, it will credit the net proceeds of any sale of the Equipment, or the net present value (discounted at the then current Prime Rate) of the rents payable under any new lease of the Equipment, against and up to (but not exceeding) the Stipulated Loss Value of the Equipment and any other amounts Lessee owes Lessor, or will reimburse Lessee for and up to (but not exceeding) Lessee's payment thereof. The term net" as used above shall mean such amount after deducting the costs and expenses described in clause (e) above of this section. If Lessor elects in writing not to sell or re-lease any Equipment, it will similarly credit or reimburse Lessee for Lessor's reasonable estimate of such Equipment's Fair Market Value.

16. LESSOR'S RIGHT TO PERFORM: If Lessee fails to make any payment under the Lease or fails to perform any of its other agreements in the Lease including, without limitation, its agreement to provide insurance coverage as stated in the Lease), Lessor may itself make such payment or perform such agreement, and the amount of such payment and the amount of the expenses of Lessor incurred in connection with such payment or performance shall be deemed to be additional rent, payable by Lessee on demand.

17. FINANCIAL REPORTS: Lessee agrees to furnish to Lessor: (a) annual financial statements setting forth the financial condition and results of operation of Lessee (financial statements shall include the balance sheet, income statement and changes in financial position and all notes thereto) within 120 days of the end of each fiscal year of Lessee; (b) quarterly financial statements setting forth the financial condition and results of operation of Lessee within 60 days of the end of each of the first three fiscal quarters of Lessee; and (c) such other financial information as Lessor may from time to time reasonably request including, without limitation, financial reports filed by Lessee with federal or state regulatory agencies. All such financial information shall be prepared in accordance with generally accepted accounting principles. If Lessee fails to furnish the annual financial statements to Lessor within 30 days of Lessor's written request, then Lessor may, at its option, charge Lessee a non-performance fee equal to all the rentals due under the Lease for the then current month (unless otherwise prohibited by law) and such fees shall be deemed to be additional rent, payable by Lessee on demand.

18. NO CHANGES IN LESSEE: Lessee shall not: (a) liquidate, dissolve or suspend business; (b) sell, transfer or otherwise dispose of all or a majority of its assets, except that Lessee may sell its inventory in the ordinary course of its business; (c) enter into any merger, consolidation or similar reorganization unless it is the surviving corporation; (d) transfer all or any substantial part of its operations or assets outside of the United States of America; or (e) without 30 days advance written notice to Lessor, change its name or chief place of business. Lessee shall at all times maintain a tangible net worth which is no less than the greater of 75% of its tangible net worth as of the date of the Master Lease Agreement or 75% of its highest tangible net worth thereafter.

19. LATE CHARGES: If any rent or other amount payable under the Lease is not paid when due, then as compensation for the administration and enforcement of Lessee's obligation to make timely payments, Lessee shall pay with respect to each overdue payment on demand an amount equal to the greater of fifteen dollars ($15.00) or five percent (5%) of the each overdue payment (but not to exceed the highest late charge permitted by applicable law) plus any collection agency fees and expenses.

20. NOTICES; POWER OF ATTORNEY: (a) Service of all notices under the Lease shall be sufficient if given personally or couriered or mailed to the party involved at its respective address set forth herein or at such other address as such party may provide in writing from time to time. Any such notice mailed to such address shall be effective three days after deposit in the United States mail with postage prepaid. (b) With respect to any power of attorney covered by the Lease, the powers conferred on Lessor thereby: are powers coupled with an interest; are irrevocable; are solely to protect Lessor's interests under the Lease; and do not impose any duty on Lessor to exercise such powers. Lessor shall be accountable solely for amounts it actually receives as a result of its exercise of such powers.

21. ASSIGNMENT BY LESSOR: Lessor and any assignee of Lessor, with or without notice to or consent of Lessee, may sell, assign, transfer or grant a security interest in all or any part of Lessor's rights, obligations, title or interest in the Equipment, the Lease, any Schedule or the amounts payable under the Lease or any Schedule to any entity ("transferee"). The transferee shall succeed to all of Lessor's rights in respect to the Lease (including, without limitation, all rights to insurance and indemnity protection described in the Lease). Lessee agrees to sign any acknowledgement and other documents reasonably requested by Lessor or the transferee in connection with any such transfer transaction. Lessee, upon receiving notice of any such transfer transaction, shall comply with the terms and conditions thereof. Lessee agrees that it shall not assert against any transferee any claim, defense, setoff, deduction or counterclaim which Lessee may now or hereafter be entitled to assert against Lessor. Unless otherwise agreed in writing, the transfer transaction shall not relieve Lessor of any of its obligations to Lessee under the Lease and Lessee agrees that the transfer transaction shall not be construed as being an assumption of such obligations by the transferee.

22. NO ASSIGNMENT, SUBLEASE OR LIEN BY LESSEE: LESSEE SHALL NOT, DIRECTLY OR INDIRECTLY, (a) MORTGAGE, ASSIGN, SELL, TRANSFER, OR OTHERWISE DISPOSE OF THE LEASE OR ANY INTEREST THEREIN OR THE EQUIPMENT OR ANY PART THEREOF, OR (b) SUBLEASE, RENT, LEND OR TRANSFER POSSESSION OR USE OF THE EQUIPMENT OR ANY PART THEREFOR TO ANY PARTY, OR (c) CREATE, INCUR, GRANT, ASSUME OR ALLOW TO EXIST ANY LIEN ON THE LEASE, ANY SCHEDULE, THE EQUIPMENT OR ANY PART THEREOF.

23. EXPIRATION OF LEASE TERM: (a) At least 90 days (or earlier if otherwise specified), but no more than 270 days prior to expiration of the Lease Term of each Schedule, Lessee shall give Lessor written notice of its electing one of the following options for all (but not less than all) of the Equipment covered by such Schedule: return the Equipment under clause (b) below; or purchase the Equipment under clause (c) below. The election of an option shall be irrevocable if Lessee fails to give timely notice of its election, it shall be deemed to have elected to return the Equipment.

     (b) If Lessee elects or is deemed to have elected to return the Equipment at the expiration of the Lease Term of a Schedule or if Lessee is obligated at any time to return the Equipment, then Lessee shall, at its sole expense and risk, deinstall, disassemble, pack, crate, insure and return the Equipment to Lessor (all in accordance with applicable industry standards) at any location in the continental United States of America selected by Lessor. The Equipment shall be in the same condition as when received by Lessee, reasonable wear, tear and depreciation resulting from normal and proper use excepted (or, if applicable, in the condition set forth in the Lease or the Schedule), shall be in good operating order and maintenance as required by the Lease, shall be certified as being eligible for any available manufacturer's maintenance program, shall be free and clear of any Liens as required by the Lease, shall comply with all applicable laws and regulations and shall include all manuals, specifications, repair and maintenance records and similar documents. Until Equipment is returned as required above, all terms of the Lease shall remain in full force and effect including, without limitation, obligations to pay rent and insure the Equipment; provided, that after the expiration of any Schedule and before Lessee has completed its return of the Equipment or its purchase option (if elected), the term of the lease of the Equipment covered by such Schedule shall be month-to-month or such shorter period as may be specified by Lessor.

     (c) If Lessee gives Lessor timely notice of its election to purchase Equipment, then on the expiration date of the applicable Schedule Lessee shall purchase all (but not less than all) of the Equipment and shall pay to Lessor the Fair Market Value of the Equipment plus all Taxes (other than income taxes on Lessor's gains on such sale), costs and expenses incurred or paid by Lessor in connection with such sale plus all accrued but unpaid amounts due with respect to the Equipment and/or the Schedule. The Stipulated Loss Value or Economic Value of any item of Equipment shall have no bearing or influence on the determination of Fair Market Value under this clause (c). Upon payment in full of the above amounts, and if no default has occurred and is continuing under the Lease, Lessor shall transfer title to such Equipment to Lessee "as-is, where-is" with all faults and without recourse to Lessor and without any representation or Warranty of any kind whatsoever by Lessor, express or implied.

     (d) For purposes of the purchase option of the Lease, the determination of the Fair Market Value of any Equipment shall be determined (1) without deducting any costs of dismantling or removal from the location of use, (2) on the assumption that the Equipment is in the condition required by the applicable return and maintenance provisions of the Lease and is free and clear of any Liens as required by the Lease, and (3) shall be determined by mutual agreement of Lessee and Lessor or, if Lessor and Lessee are not able to agree on such value, by the Appraisal Procedure. "Appraisal Procedure" means the determination of Fair Market Value by an independent appraiser acceptable to Lessor and Lessee, or, if the parties are unable to agree on an acceptable appraiser, by averaging the valuation (disregarding the one which differs the most from the other two) of three independent appraisers, the first appointed by Lessor, the second appointed by Lessee and the third appointed by the first two appraisers. For purposes of the "Remedies" section of the Lease, the Fair Market Value shall be determined by Lessor in good faith and any such valuation shall be on an "as-is, where is" basis without regard to the first sentence of this clause (d). Lessee, at its sole expense, shall pay all fees, costs and expenses of the above described appraisers.

24. GOVERNING LAW: THE INTERPRETATION, CONSTRUCTION AND VALIDITY OF THE LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OHIO. WITH RESPECT TO ANY ACTION BROUGHT BY LESSOR AGAINST LESSEE TO ENFORCE ANY TERM OF THE LEASE, LESSEE HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT IN THE FRANKLIN COUNTY, OHIO, WHERE LESSOR HAS ITS PRINCIPAL PLACE OF BUSINESS AND WHERE PAYMENTS ARE TO BE MADE BY LESSEE.

25. MISCELLANEOUS: (a) Subject to the limitations herein, the Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns. (b) This Master Lease Agreement and each Schedule may be executed in any number of counterparts, which together shall constitute a single instrument. Only one counterpart of each Schedule shall be marked "Lessor's Original" and all other counterparts shall be marked "Duplicate". A security interest in any Schedule may be created through transfer and possession only of the counterpart marked "Lessor's Origin at". (c) Section and paragraph headings in this Master Lease Agreement and the Schedules are for convenience only and have no independent meaning. (d) The terms of the Lease shalt be severable and if any term thereof is declared unconscionable, invalid, illegal or void, in whole or in part, the decision so holding shall not be construed as impairing the other terms of the Lease and the Lease shall continue in full force and effect as if such invalid, illegal, void or unconscionable term were not originally included herein. (e) All indemnity obligations of Lessee under the Lease and all rights, benefits and protections provided to Lessor by warranty disclaimers shall survive the cancellation, expiration or termination of the Lease. (f) Lessor shall not be liable to Lessee for any indirect, consequential or special damages for any reason whatsoever. (g) Each payment made by Lessee shall be applied by Lessor in such manner as Lessor determines in its discretion which may include, without limitation, application as follows: first, to accrued late charges; second, to accrued rent; and third, the balance to any other amounts then due and payable by Lessee under the Lease.
(h) If the Lease is signed by more than one Lessee, each of such Lessees shall be jointly and severally liable for payment and performance of all of Lessee's obligations under the Lease.

26. ENTIRE AGREEMENT: THE LEASE REPRESENTS THE FINAL, COMPLETE AND ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO. THERE ARE NO ORAL OR UNWRITTEN AGREEMENTS OR UNDERSTANDINGS AFFECTING THE LEASE OR THE EQUIPMENT. Lessee agrees that Lessor is not the agent of any manufacturer or supplier, that no manufacturer or supplier is an agent of Lessor, and that any representation, warranty or agreement made by a manufacturer, supplier or their employees, sales representatives or agents shall not be binding on Lessor.

27. JURY WAIVER: ALL PARTIES TO THIS MASTER LEASE AGREEMENT WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS MASTER LEASE AGREEMENT.



                                        MANNATECH, INCORPORATED

BANC ONE LEASING CORPORATION            ------------------------------
                                               (Name of Lessee)

Lessor

By: /s/ Anthony Park                    By: /s/ Patrick Cobb
    --------------------------              -------------------------------
Title:   Funding Authority              Title:   CFO
       ------------------------                ----------------------------
                                        Lessee's Witness: /s/ Cindy Bodine
                                                          -----------------



Regardless of any prior, present or future oral agreement or course of dealing. no term or condition of the Lease may be amended, modified, waived, discharged, cancelled or terminated except by a written instrument signed by the party to be bound; except Lessee authorizes Lessor to complete the Acceptance Date of each Schedule and the serial numbers of any Equipment.



                                        MANNATECH, INCORPORATED

                                        -------------------------------
                                               (Name of Lessee)

                                        By /s/ Patrick Cobb
                                           ----------------------------
                                        Title: Secretary
                                               -------------------------

                        CORPORATE MASTER LEASE ACKNOWLEDGMENT


State of   TEXAS              :
                              :  ss
County of DALLAS              :


The above mentioned foregoing instrument, was acknowledged before me this 23rd of December, 1997 by (Officers' Name) PATRICK D. COBB, (Officer's Title) CHIEF FINANCIAL OFFICER, of MANNATECH, INCORPORATED, a TEXAS corporation, on behalf of the corporation.


                                         /s/ Vincenza C. Calvey
                                        -------------------------------
[Notary Seal]                                     Notary Public


                                        Commission Expires 9-11-2001

                     COVENANT ADDENDUM TO MASTER LEASE AGREEMENT

                            Dated       12/23/97

Master Lease Agreement Dated  12/23/97

Lessee:   MANNATECH, INC.


     Reference is made to the Master Lease Agreement identified above ("Master Lease",) by and between Banc One Leasing Corporation ("Lessor") and the lessee identified above ("Lessee"). This Covenant Addendum modifies the terms and conditions of the Master Lease. Unless otherwise defined herein, capitalized terms defined in the Master Lease shall have the same meaning when used herein. As part of the valuable consideration to induce the execution of the Master Lease, Lessor and Lessee hereby agree as follows:

     1.   The following is added to Section 18 of the Master Lease:

     "During the term of the lease, Lessee agrees and covenants that it will:

     Mergers. Not merge, transfer, acquire or consolidate with or into any other entity without the prior written consent of Lessor.

     Liabilities. Promptly inform the Lessor of (a) any and all material adverse changes in the financial condition of Lessee and any guarantor, (b) all litigation and claims affecting Lessee and any guarantor which could materially affect the financial condition of Lessee and any guarantor; and
     (c) furnish such additional information and statements, as the Lessor may request from time to time.

     Maintain Basic Business. Carry on and conduct its business in substantially the same manner and in substantially the same manner and in substantially the same fields as such business is now and heretofore been carried on.

     Insurance. Maintain insurance against fire, business interruption, public liability, theft and other casualty on all of its insurable real and personal property to their full replacement costs with companies acceptable to Lessor.

     Compliance. Conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting properties, charters, business and operations, including without limitation, compliance with the Americans with Disabilities Act, all applicable environmental statutes, rules, regulations and ordinances and with all minimum funding standards and other requirements of the Employee Retirement Income Security Act of 1974, as amended, and other laws applicable to Lessee's employee benefit plan.

     Records Inspection. Permit the duly authorized representative(s) of Lessor at all reasonable times to examine and inspect the books and records of it or any related business entity of it, to make abstracts and copies thereof, and to visit and inspect any of its property wherever same may be located.

     Indebtedness. Not create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, or contribute or agree to contribute or otherwise maintain or support the capital requirements of another, other than (i) borrowings outstanding to Lessor or any affiliate of Lessor, (ii) borrowings outstanding on the date hereof and disclosed in writing to the Lessor, (iii) and purchase money loans not to exceed $ 500,000 per fiscal year.

     Liens. Not mortgage, pledge, assign, hypothecate, encumber, create or grant a security interest in any of its assets except (i) liens and security interests securing indebtedness owed by Lessee to Lessor or any affiliate of Lessor; (ii) liens for taxes, assessments, or similar charges either (a) not yet due, or (b) being contested in good faith by appropriate proceedings for which Lessee has established adequate reserves; (iii) purchase money liens or purchase money security interests upon or in any property acquired or held by Lessee in the ordinary course of business to secure any indebtedness permitted by this Lease (iv) liens and security interests which as of the date of this Lease have been disclosed to and approved by Lessor in writing.

     Transfer of Assets. Not sell, transfer or otherwise dispose of any of its assets or properties, other than in the ordinary course of business.

     Change in Management. Not permit or suffer any change in its senior executive or management personnel.

     Transfer of Ownership. Not permit the sale, pledge, or other transfer of any ownership interest in Lessee.

     Financial Records. Maintain its books and records in accordance with generally accepted accounting principles, consistently applied, and permit Lessor to examine, audit and make and take away copies or reproductions of Lessee's books and records, at all reasonable times.

     Loans. Not make loans to any person or entity in excess of $500,000 per fiscal year without the advance written consent of Lessor.

     Affiliates. Not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Lessee Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Lessee's business and upon fair and reasonable terms no less favorable than would be obtained in a comparable arm's length transaction with a person or entity not a Lessee Affiliate. "Lessee Affiliate" means any individual or entity directly or indirectly controlling, controlled by or under common control with Lessee.

     Depository Relationship. Establish and maintain its primary operating account(s) with an affiliate of Lessor.

     Debt to Tangible Net Worth Ratio. Maintain a ratio of Total Liabilities to Tangible Net Worth no greater than 4.00:1 through March 31, 1998 and 3.50:1 thereafter ("Total Liabilities" shall mean total liabilities less debt expressly subordinated to Lessor and "Tangible Net Worth" shall mean tangible net worth plus debt expressly subordinated to Lessor).

     Cash Flow. Maintain a Cash Flow Coverage Ratio of no less than 1.2:1 ("Cash Flow Coverage Ratio" is defined as (earnings before interest, depreciation and amortization less distributions plus lease expense) divided by (principal plus interest plus lease expense).

     Except as expressly amended by this Addendum, the Master Lease remains unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Covenant Addendum as of the date referenced above.

MANNATECH, INC.                         Banc One Leasing Corporation
(Lessee)                                (Lessor)

By: /s/ Patrick Cobb               By: /s/ Anthony Park
    ---------------------------       ------------------------------
Title:      CFO                    Title: Funding Authority
       ------------------------           ---------------------------
Witness: Cindy Bodine
        ----------------------

                        INTERIM LEASE SCHEDULE NO. 1000063904


Lessor:   Banc One Leasing Corporation

Lessee:   MANNATECH, INCORPORATED




     This Interim Lease Schedule is signed and delivered under the Master Lease Agreement dated as of 12/23/97 as amended from time to time ("Master Lease") between the above Lessee and Lessor. Unless otherwise defined herein, capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease. This Interim Lease schedule is a "Schedule" as defined in
Section 2 of the Master Lease. The terms and conditions of the Master Lease are incorporated herein as if fully set forth in this Interim Lease Schedule.

A.   TERMS.

Cut-Off Date:  12-11-98

Prime Rate Overage: 0.50 percentage points

Stipulated Loss Value Percentage:  110.000

Maximum Funding Amount:  $ 1,500,000.00

B. EQUIPMENT. Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee, and Lessee agrees to lease from Lessor, the Equipment described on each and every Interim schedule A-1 executed by Lessee and Lessor which refers to this Interim Schedule and is made a part hereof. The term "Equipment" for the purposes of this Interim Lease Schedule shall include both Equipment which has been fully installed and accepted by Lessee and Equipment which is in the process of production and/or installation and has not yet been accepted by Lessee and for which Lessor has made progress payments. Lessee agrees that the Equipment is and will be used at all times solely for commercial purposes, and not for personal, family and household purposes.

C. TERM. Upon and after the date of execution hereof, the Equipment shall be subject to the terms and conditions of the Lease. The Interim Term of the Lease with respect to the Equipment shall commence on the Acceptance Date of the applicable Schedule A-1. Upon the beginning of the Lease Term of a Lease Schedule (the "Replacement Schedule") executed pursuant to a Commitment Letter between Lessee and Lessor ("Commitment Letter") and the Master Lease, the Interim Term of the Lease shall terminate with respect to the Equipment subject to the Replacement Schedule. Until the beginning of the Lease Term under a Replacement Schedule, the Interim Term shall be the "Lease Term" as defined in the Master Lease. In the event that a Replacement Schedule has not been commenced for the Equipment then remaining subject to this Interim Lease Schedule on or before the Cut-Off Date referred to above ("Cut-Off Date"), Lessee shall, without demand from Lessor, pay Lessor all accrued and unpaid Interim Interest and shall purchase from Lessor (on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied) all of Lessor's rights to the Equipment then subject to this Interim Lease Schedule for a purchase price equal to the Stipulated Loss Value for such Equipment (as hereinafter defined).

D. INTERIM INTEREST. For the period from and including the date of disbursement by Lessor of the Funding Amount for each item of Equipment (pursuant to the Interim Funding Authorizations) to the Commencement Date of the Replacement Schedule for the item of Equipment, or to such earlier date as this Interim Lease Schedule shall terminate ("Interim Period"), Lessee shall pay Lessor the product of (i) the Funding Amount of each item of Equipment and (ii) the Interim Interest Rate, all divided by three hundred sixty (360) days and multiplied by the number of days in the Interim Period for each Interim Funding Authorization (the "Interim Interest"). The total amount of accrued and unpaid Interim Interest for each item of Equipment shall be due and payable (i) on demand, or absent demand, monthly, and (ii) on the earlier of the Commencement Date of each Replacement Schedule, or the Cut-Off Date or such date as this Interim Lease Schedule shall terminate. The Funding Amount of each item of Equipment is the total amount of money disbursed by Lessor for such item of Equipment pursuant to the Interim Funding Authorizations. "Interim Interest Rate" as used herein means a variable rate of interest per annum equal to the sum of (i) the Prime Rate, plus (ii) the Prime Rate Overage as set forth above, with the Interim Interest Rate changing without notice to the Lessee immediately with each change in the Prime Rate; provided, however, the Interim Interest Rate shall not exceed the maximum rate permitted by applicable law.

E. STIPULATED LOSS VALUE. As used herein and in the Master Lease, during the Interim Term of the Lease, Stipulated boss Value for any item of Equipment shall equal the Stipulated Loss Value Percentage set forth above of the Lessor's Cost related to such Equipment. As used herein and in the Master Lease, during the Interim Term of the Lease, Lessor's Cost shall mean the aggregate Funding Amount related to such item of Equipment. Any payment due to Lessor pursuant to
Section 9(a) of the Master Lease shall be due within 30 days of the Casualty
Loss.

F. AGREEMENT TO PURCHASE EQUIPMENT. Subject to the terms and conditions hereof and in the Commitment Letter, and provided no default, or event which with the passing of time or giving of notice or both would constitute a default, under the Lease has occurred and is continuing, Lessor agrees to purchase the Equipment, or make progress payments which are required to effect the purchase of the Equipment, from various Suppliers on any date occurring on or before the Cut-Off Date. Lessor shall not be required or obligated to make any purchase or make any progress payment hereunder if the Funding Amount of such purchase or progress payments, when added to the aggregate of all previous Funding Amounts pursuant to this Interim Lease Schedule and all other Interim Lease Schedules entered into pursuant to the Commitment Letter, would cause the aggregate Funding Amount to exceed the Maximum Funding Amount set forth above ("Maximum Funding Amount"). All funds for each and every Equipment purchase or progress payment shall be paid directly to the applicable Supplier unless Lessor otherwise agrees. The obligation of Lessor to make any Equipment purchase or progress payment is subject to the performance by Lessee of all of its agreements and covenants under the Lease and the fulfillment of the following conditions:

(1) Lessee has executed and delivered to Lessor all related documents reasonably required by Lessor for any such purchase or progress payment (including, without limitation the following documents inform and substance satisfactory to Lessor: (i) an Interim Schedule A-1 describing the Equipment; (ii) a Interim Funding Authorization indicating the manner in which the purchase proceeds are to be disbursed; and (iii) a fully executed Assignment of Purchase Order).

(2) Lessor has received such executed financing statements, fixture filings, waiver and/or subordination agreements and other documents as it may reasonably request to perfect its ownership interest in the Equipment (including, without limitation, any lien, mortgagee, landlord or similar waivers).

(3) Lessor has received such other documents, certificates and opinions, including, but not limited to, supplier's invoices, evidence of insurance, opinions of Lessee's counsel, as it shall reasonably request.

G. REPLACEMENT SCHEDULE. Immediately upon Lessor's request, Lessee agrees to execute a Replacement Schedule. The form Of the Replacement Schedule and Addenda there to and completion of the terms of the Replacement Schedule and addenda thereto shall be pursuant to the Commitment Letter. Lessor shall not be obligated to accept the Replacement Schedule except as provided in the Commitment Letter and the Replacement Schedule. Lessee shall have none of the options set forth in Section 23 of the Master Lease at the end of the Interim Term.

H. TITLE TO EQUIPMENT. Lessee agrees that Lessor is or will be the lawful owner of the Equipment and that good and marketable title to the Equipment shall remain with Lessor at all times. Lessee at its sole expense will protect and defend Lessor's good and marketable title to the Equipment against all claims and demands whatsoever except for Liens created directly by Lessor. This Interim Lease Schedule is intended to be a lease transaction.

I. OTHER DOCUMENTS; EXPENSES. Lessee agrees to sign and deliver to Lessor any additional documents deemed desirable by Lessor to effect the terms of the Master Lease or this Interim Lease schedule including, without limitation, Uniform Commercial Code financing statements which Lessor is authorized to file with the appropriate filing officers. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact with full power and authority in the place of Lessee and in the name of Lessee to prepare, sign, amend, file or record any Uniform Commercial Code financing statements or other documents deemed desirable by Lessor to perfect, establish or give notice of Lessor's interests in the Equipment or in any collateral as to which Lessee has granted Lessor a security interest. The signing or filing of Uniform Commercial Code financing statements and other recordings are undertaken as a precaution only since the parties intend this Interim Lease Schedule to be a lease transaction. Lessee shall pay upon Lessor's written request any actual out-of-pocket costs and expenses paid or incurred by Lessor in connection with the above terms of this section or the funding and closing of this Interim Lease schedule.

J. REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants that: (a) Lessee is a corporation, partnership or proprietorship duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business and is in good standing under the laws of each other state in which the Equipment is or will be located; (b) Lessee has full power, authority and legal right to sign, deliver and perform the Master Lease, this Interim Lease Schedule and all related documents and such actions have been duly authorized by all necessary corporate, partnership or proprietorship action; and (c) the Master Lease, this Interim Lease Schedule and each related document has been duly signed and delivered by Lessee and each such document constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms.

     Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Lease or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.


Lessee:

MANNATECH INCORPORATED


By: /s/ Patrick Cobb
    ---------------------------------
Title: CFO
       ------------------------------
Witness: Cindy Bodine
         ----------------------------


Lessor:

BANC ONE LEASING CORPORATION

By: /s/ Anthony Park
    ---------------------------------
Title: Funding Authority
       ------------------------------

Acceptance Date: 2-12-98

                            CORPORATE LEASE ACKNOWLEDGMENT




State of  TEXAS                    :
                                   : ss
County of  DALLAS                  :


     The above mentioned foregoing instrument, was acknowledged before me this 23rd, of December, 1997 by (Officers' Name) PATRICK D. COBB, (Officer's Title) CHIEF FINANCIAL OFFICER of MANNATECH, INCORPORATED, a TEXAS corporation, on behalf of the corporation.

                                         /s/ Vincenza C. Calvey
                                        ------------------------------
[Notary Seal]                                Notary Public

                                        Commission Expires 9-11-2001

                          LESSEE'S SECRETARY CERTIFICATE OF


MANNATECH, INCORPORATED                 (the "Corporation")


     The undersigned, who is the duly elected and acting Secretary or Assistant Secretary of the Corporation, hereby certifies that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in conformity with its charter, articles of incorporation and by-laws [select one]


________ at a meeting of said Board duly called and held ______________, 19____ at which a quorum was present and acting

                                         -or-

________ by unanimous written action of said Board as allowed by statute, effective 12/23, 1997 and that such resolutions have not been amended or altered and are in full force and effect on the date hereof.

     "RESOLVED, that any officer of this Corporation be and is hereby authorized and empowered in the name and on behalf of this Corporation from time to time
(i) to enter into one or more lease agreements, loan and security agreements or conditional sale agreements ("Agreements") with Banc One Leasing
Corporation (the "Company") as lessor, secured party or seller, as the case may be, concerning property to be leased, pledged as collateral, or sold to this Corporation in such amounts and on such terms and conditions as such officer deems appropriate; (ii) to mortgage, pledge, assign, and/or grant a security interest in any of this Corporation's property, (iii) to supplement or amend any such Agreements, and (iv) to execute and deliver such other documents (including, without limitation, leases or promissory notes) and to do and perform all other acts as such officer deems necessary, convenient or proper to carry out the foregoing; and

     FURTHER RESOLVED, that all that any officer shall have done or may do in connection with the Agreements or the transactions described above is hereby ratified and approved; and

     FURTHER RESOLVED, that the foregoing resolutions shall remain in full force and effect until written notice of their amendment or rescission shall have been received by the Company."

     The undersigned further certifies that the following are names and specimen signatures of officers of the Corporation authorized by the above resolutions, each of whom has been duly elected to hold and currently holds the office of the Corporation set forth opposite his or her name:


          Name                     Office                   Signature
         ------                   --------                 -----------

    Sam Caster                     President            /s/ Sam Caster
-------------------                                    ------------------------

   Charles Fioretti                CEO & Chairman of    /s/ Charles Fioretti
--------------------               the Board           ------------------------

____________________               _________           ________________________

          Name                     Office                   Signature
         ------                   --------                 -----------

 Patrick Cobb                      Secretary           /s/ Patrick Cobb
--------------------                                  ------------------------

____________________               _________           ________________________

____________________               _________           ________________________


IN WITNESS WHEREOF, I have hereto set my hand and affixed the seal of the Corporation this 23 day of December, 1997.


(Corporate Seal)              /s/ Patrick Cobb
                              ---------------------------------------------
                              Secretary or Assistant Secretary (Select One)
                              ---------

                              Print Name: Patrick Cobb

                             Banc One Leasing Corporation

                                 INTERIM SCHEDULE A-1


QUANTITY            DESCRIPTION                        PAGE 1
--------------------------------------------------------------------------------

All of the property described on the invoices which are referred to in any and all Interim Funding Authorizations executed in connection with this Lease, together with all parts, attachments, accessions, additions now or hereafter related thereto, and all substitutions, replacements, and proceeds thereof, wherever located, including without limitation insurance proceeds.







     TOGETHER WITH ALL ATTACHMENTS, ADDITIONS, ACCESSIONS, PARTS, REPAIRS, IMPROVEMENTS, REPLACEMENTS AND SUBSTITUTIONS THERETO.


This Interim Schedule A-1 is attached to and made a part of Interim Lease Schedule Number 1000063904 and constitutes a true and accurate description of the equipment.

Lessee agrees that (i) Lessor has not selected, manufactured, sold or supplied any of the Equipment, (ii) Lease has selected all of the Equipment and its suppliers, and (iii) Lessee has received a copy of, and approved, the purchase orders or purchase contracts for the Equipment. AS BETWEEN LESSEE and LESSOR, LESSEE AGREES THAT: (check one)

 X       THE EQUIPMENT IS IN THE PROCESS OF PRODUCTION AND/OR INSTALLATION AND
---      HAS NOT YET BEEN ACCEPTED BY LESSEE.

 X       (a) LESSEE HAS RECEIVED, INSPECTED AND APPROVED ALL OF THE EQUIPMENT;
--- (b) ALL EQUIPMENT IS IN GOOD WORKING ORDER AND COMPLIES WITH ALL PURCHASE ORDERS OR CONTRACTS AND ALL APPLICABLE SPECIFICATIONS;
         (c) LESSEE IRREVOCABLY ACCEPTS ALL EQUIPMENT FOR PURPOSES OF THE LEASE "AS-IS, WHERE-IS" WITH ALL FAULTS AND (d) LESSEE UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO REVOKE ITS ACCEPTANCE OF THE EQUIPMENT.


Lessee:


MANNATECH, INCORPORATED


By: /s/ Patrick Cobb
    ---------------------------

Date: 12/23/97
     ---------------------------